UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 10, 2000


                            SCHICK TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in its Charter)


      State of Delaware            000-22673                  11-3374812
(State or other jurisdiction      (Commission                (IRS Employer
      of incorporation)           File Number)             Identification No.)


                                31-00 47th Avenue
                        Long Island City, New York 11101

               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (718) 937-5765


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                       (Former Name or Former Address, if
                           Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     On May 23, 2000, the Registrant announced that it had entered into an agreement for the settlement of the consolidated securities class action lawsuit pending against it in the United States District Court for the Eastern District of New York. The class action Complaint named as Defendants the Registrant, David B. Schick, Thomas E. Rutenberg and David Spector (collectively, the "Individual Defendants"), as well as PricewaterhouseCoopers LLP. The Complaint alleges, inter alia, that certain defendants issued false and misleading statements concerning the Company's publicly-reported earnings in violation of the federal securities laws. Under the settlement agreement, reflected in a Memorandum of Understanding, all claims against the Registrant and the Individual Defendants are to be dismissed.

     The terms of the settlement are subject to approval of the court.

     A copy of the Registrant's press release, dated May 23, 2000, announcing the settlement is filed as Exhibit 99.1 herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Exhibit 99.1: Press release dated May 23, 2000.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SCHICK TECHNOLOGIES, INC.
                                                 (Registrant)



Date:    May 23, 2000                     By: /s/  David B. Schick
                                              ----------------------------------

                                          David B. Schick
                                          Chief Executive Officer

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